UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 3, 2006

Date of Report (Date of earliest event reported)

Tripos, Inc.

 (Exact name of registrant as specified in its charter)

Utah	0-23666	43-1454986
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1699 South Hanley Rd., St. Louis, MO   63144

(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code: (314) 647-1099

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 -- Registrant's Business and Operations

Item 1.01.       Entry into a Material Definitive Agreement

On May 4, 2006, Tripos, Inc. entered into a Securities Purchase Agreement (the "Purchase Agreement") with two entities affiliated with Midwood Capital (the "Investors").  Under the Purchase Agreement, the Company agreed to issue to the Investors 1,833,333 shares of the Company's Series C Convertible Preferred Stock (the "Series C Shares") at a price of $3.00 per share and 550,000 common stock warrants (the "Warrants") exercisable at $3.50 per share that expire on May 4, 2011, for gross proceeds of $5,500,000 (the "Financing").  A press release dated May 4, 2006, announcing the Financing is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The terms of the Series C Shares are set forth in the Articles of Amendment described below in Item 5.03, which description is incorporated by reference herein.  The holders of the Series C Shares vote together as a single class with the holders of the Company's common stock on all actions to be taken by the Company's stockholders.  The holder of each Series C Shares is entitled to one vote per share of Series C Shares (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares).  The Series C Shares are convertible into shares of the Company's common stock on a one-for-one basis (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares).  Notwithstanding the foregoing, the holders of the Series C Shares are afforded numerous customary protective provisions with respect to certain actions that may only be approved by holders of a majority of the Series C Shares.  These protective provisions include limitations on the ability of the Company to (a) amend the preferences, rights or privileges of the Series C Shares, (b) authorize or designate any class or series of capital stock having rights senior to or on a parity with the Series C Shares as to dividends, liquidation, voting or otherwise; or (c) amend the Company's Articles of Incorporation so as to adversely affect the rights or privileges granted to the holders of the Series C Shares.

In addition, the holders of the Series C Shares are entitled to a quarterly dividend payment at an annual rate of 10.5%, and the Series C Shares are redeemable in two years at the option of the holder.  In the event of certain Events (as defined in the Articles of Amendment (defined in Item 5.03 below)) that occur prior to January 26, 2007, which primarily relate to a sale or acquisition of the Company, the dividends will be accelerated such that the Investors will receive dividends in the aggregate amount of $958,333.  If an Event occurs after January 26, 2007, the dividends will be accelerated such that the Investors will receive dividends in the aggregate amount of $1,155,000.

The closing under the Purchase Agreement and the issuance of the Series C Shares and the Warrants to the investors occurred on May 4, 2006.  Net proceeds to the Company, after placement agent's fees and estimated fees and expenses, are approximately $5.0 million.  A copy of the Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  A copy of the form of Stock Purchase Warrants representing the Warrants issued to the Investors pursuant to the Purchase Agreement is attached hereto as Exhibit 10.2 (the "Form of Warrants").

As a condition to the closing of the Financing pursuant to the Purchase Agreement, the Company entered into a Registration Rights Agreement with the Investors dated May 4, 2006 (the "Registration Rights Agreement").  The Registration Rights Agreement provides that the Company will register for resale by the Investors the shares of common stock into which the Series C Shares are convertible and the shares of common stock for which the Warrants are exercisable.  A copy of the Registration Rights Agreement is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Section 3 -- Securities and Trading Matters

Item 3.02.       Unregistered Sales of Equity Securities

The disclosure in Item 1.01 above is incorporated by reference herein.

In connection with the Financing, the Company also issued 15,714 Common Stock Purchase Warrant (the "Agent's Warrant") exercisable at $3.50 per share that expire on May 4, 2011 to Seven Hills Partners, LLC, in connection with its services as placement agent for the Financing.  The Agent's Warrant is in the same form as the Warrants.  In addition to the issuance of the Agent's Warrant, Seven Hills Partners was paid a fee of $400,000 in connection with its services as placement agent for the Financing.

The sale of the Series C Shares and the Warrants in the Financing and the issuance of the Agent's Warrant were exempt from registration under the Securities Act of 1833, as amended (the "Act"), pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder in that the Financing did not involve any public offering and the sales were to purchasers who represented that they were accredited investors as defined under the Act.

Upon conversion of the Series C Shares, the Company will issue up to an aggregate of 1,833,333 shares of common stock, subject to anti-dilution adjustments provided for in the Articles of Amendment attached hereto as Exhibit 3.1 and incorporated herein by reference.  Upon exercise of the Warrants and the Agent's Warrant, the Company will issue up to 565,714 shares of common stock, subject to weighted average anti-dilution adjustments provided for in the Form of Warrant.  Because the Warrants and the Agent's Warrant can only be exercised pursuant to cashless exercise provisions, the Company will not receive any proceeds upon exercise of the Warrants or the Agent's Warrant.

To the extent that common stock is issued in connection with the conversion of the Series C Shares, the exercise of the Warrants or the exercise of the Agent's Warrant, it is anticipated that it will be issued in transactions exempt from registration under the Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Series C Shares or exercise of the Warrants or Agent's Warrant.

Item 3.03.       Material Modifications to Rights of Security Holders

In connection with the Financing, Articles of Amendment to the Articles of Incorporation of the Company were effective on May 3, 2006, as described more fully below under Item 5.03, which description is incorporated by reference herein.  As described above in Item 1.01, the Series C Shares authorized by the Articles of Amendment were issued in the Financing, which description is incorporated by reference herein.  The Series C Shares rank senior to the Company's common stock, including with respect to distributions and liquidation preferences.

Section 5 -- Corporate Governance and Management

Item 5.03.       Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

On May 3, 2006, the Company filed with the Utah Department of Commerce, Division of Corporations and Commercial Code, Articles of Amendment to its Articles of Incorporation designating the rights and preferences of the 1,833,333 Series C Shares (the "Articles of Amendment").  A copy of the Articles of Amendment, which were effective when filed, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

The disclosure in Item 1.01 and Item 3.03, including the description of the terms of the Series C Shares, is incorporated by reference herein.

Section 9 -- Financial Statements and Exhibits

Item 9.01.       Financial Statements and Exhibits

(d) Exhibits

3.1       Articles of Amendment to the Articles of Incorporation of Tripos, Inc.

10.1     Securities Purchase Agreement dated May 4, 2006, among Tripos, Inc. and the Investors named therein

10.2     Form of Stock Purchase Agreement dated May 4, 2006, issued by Tripos, Inc.

10.3     Registration Rights Agreement dated May 4, 2006, among Tripos, Inc. and the Investors named therein

99.1     Press Release dated May 4, 2006

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 4, 2006

TRIPOS, INC.

By:  /s/ John D. Yingling

John D. Yingling

Vice President and Chief Accounting Officer